EXHIBIT 7.1

September 24, 2026

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Securities and Exchange Commission:

We have read the statements made by Feel The World, Inc. under Item 4.02 of its Current Report on Form 8-K dated September 25, 2026, and we agree with the statements concerning our Firm contained therein.

/s/ Artesian CPA, LLC

Denver, CO

September 24, 2026